   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2002
                                                    REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ON-SITE SOURCING, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                                           54-1648470
        (State or other jurisdiction of                                       (I.R.S. Employer
        incorporation or organization)                                     Identification Number)

                             832 NORTH HENRY STREET
                           ALEXANDRIA, VIRGINIA 22314
          (Address of Principal Executive Offices, including Zip Code)

                          2001 BROAD BASED OPTION PLAN
                            (Full title of the plan)

                              CHRISTOPHER J. WEILER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ON-SITE SOURCING, INC.
                             832 NORTH HENRY STREET
                           ALEXANDRIA, VIRGINIA 22314
                     (Name and address of agent for service)

                                 (703) 276-6825
          (Telephone number, including area code, of agent for service)
                           --------------------------

                                 With a copy to:

                             R. SCOTT KILGORE, ESQ.
                           WILMER, CUTLER & PICKERING
                              1600 TYSONS BOULEVARD
                             TYSONS CORNER, VA 22102
                                 (703) 251-9700
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                Proposed maximum       Proposed maximum
 Title of securities to       Amount to be       offering price       aggregate offering      Amount of registration
      be registered            registered           per share                 price                   fee (1)
------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value        250,000               $2.79                  $698,460                 $64.26
   $0.01 per share
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(c) and (h), the aggregate offering price and the amount of the registration fee computed on the basis (a) for 153,500 ungranted options issuable pursuant to the 2001 Broad Based Option Plan (the "2001 Plan"), a per share exercise price of $3.01 per share, which is equal to the average of the high and low prices reported in the Nasdaq Stock Market on January 30, 2002, and (b) for 96,500 options previously granted pursuant to the 2001 Plan, the weighted average per share exercise price of $2.45 per share. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the 2001 Plan to which this registration statement relates.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. On-Site Sourcing, Inc. (the "Registrant" or the "Company") will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference the documents listed in
(a) through (d) below. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on April 2, 2001 (as amended on Form 10-K/A filed with the Commission on May 8, 2001).

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 (which included the text of the 2001 Plan that is the subject of this registration statement) and September 30, 2001, as filed with the Commission on May 15, 2001, August 14, 2001 and November 14, 2001, respectively.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000.

         (d) The description of the Common Stock of the Company that is incorporated by reference in the Company's registration statement on Form 8-A filed on June 27, 1996, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation and bylaws of the Company provide that the Company will indemnify, to the fullest extent permitted by applicable law, its directors and officers, whether serving the Company or another corporation at the request of the Company, against all liability and loss suffered and expenses reasonably incurred by such persons. The Delaware General Corporation Law contains certain provisions which establish that a

Delaware corporation may indemnify any officer or director made party to any proceeding by reason of service in that capacity unless it is established that the director or officer (i) did not act in good faith and in a manner reasonably believed to be in the best interests of the Company; or (ii) with respect to a criminal proceeding, had reasonable cause to believe his act was unlawful. As permitted by the Delaware General Corporation Law, the bylaws of the Company also provide that the Company will advance expenses prior to the disposition of any proceeding provided the Company receives an undertaking by the director or officer to repay the expenses advanced if it is ultimately determined that the director or officer is not entitled to be indemnified.

         The Company maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         The Exhibit Index attached to this registration statement is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia, on this 29th day of January, 2002.

                             ON-SITE SOURCING, INC.

                             By:   /s/ Christopher J. Weiler
                                   --------------------------------------
                                   Christopher J. Weiler
                                   President, Chief Executive Officer
                                   and Director

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Christopher J. Weiler and Jason Parikh, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date: January 29, 2002                               By:    /s/ Christopher J. Weiler
                                                            --------------------------------------
                                                            Christopher J. Weiler
                                                            President, Chief Executive Officer and Director
                                                            (Principal Executive Officer)


Date: January 29, 2002                               By:    /s/ Jason Parikh
                                                            --------------------------------------
                                                            Jason Parikh
                                                            Chief Financial Officer
                                                            (Principal Financial and Accounting Officer)


Date: January 29, 2002                               By:    /s/ Charles B. Millar
                                                            --------------------------------------
                                                            Charles B. Millar
                                                            Director and Chairman of the Board


Date: January 29, 2002                               By:    /s/ Jorge R. Forgues
                                                            --------------------------------------
                                                            Jorge R. Forgues
                                                            Director



Date: January 29, 2002                               By:    /s/ Denis Seynhaeve
                                                            --------------------------------------
                                                            Denis Seynhaeve
                                                            Director


Date: January 29, 2002                               By:    /s/ Michael D. Brant
                                                            --------------------------------------
                                                            Michael D. Brant
                                                            Director


Date: January 29, 2002                               By:    /s/ Clifford Kendall
                                                            --------------------------------------
                                                            Clifford Kendall
                                                            Director


Date: January 29, 2002                               By:    /s/ Michael Meyer
                                                            --------------------------------------
                                                            Michael Meyer
                                                            Director

                                  EXHIBIT INDEX

     EXHIBIT NUMBER                                           DESCRIPTION
     --------------                                           -----------
           4               2001 Broad Based Option Plan (1)

           5               Opinion of Wilmer, Cutler & Pickering, as to the legality of the securities being registered

          23.1             Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)

          23.2             Consent of Reznick Fedder & Silverman, P.C.

          24               Power of attorney (included on signature pages of this registration statement)

(1) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001, as filed with the Commission on August 14, 2001.